Exhibit 99.1

 Execution Version

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of February 9, 2020, is made by and among Simon Property Group, Inc., a Delaware corporation (the “Parent”), and each of the Persons listed on Exhibit A hereto (each, a “Holder” and, collectively, the “Holders”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Silver Merger Sub 1, LLC, a Delaware limited liability company (“Silver Merger Sub 1”), Silver Merger Sub 2, LLC, a Delaware limited liability company (“Silver Merger Sub 2”), Simon Property Group, L.P., a Delaware limited partnership (“Silver OP”), Taubman Centers, Inc., a Michigan corporation (“Titanium”), and The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“Titanium OP”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which, among other things, provides for the merger of Silver Merger Sub 2 with and into Titanium OP, with Titanium OP continuing as the surviving entity (the “Partnership Merger”), as well as for the merger of Titanium with and into Silver Merger Sub 1, with Silver Merger Sub 1 continuing as the surviving entity (the “Merger”), in each case, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Holder is the beneficial owner and/or record holder of the shares of Titanium Common Stock and/or Titanium Series B Preferred Stock set forth opposite such Holder’s name on Exhibit A hereto (together with any additional shares of Titanium Common Stock or Titanium Series B Preferred Stock owned (record or beneficial) or acquired after the date hereof by any Holder, the “Subject Shares”);

WHEREAS, as of the date hereof, each Holder is the beneficial owner and/or record holder of the Titanium OP Units set forth opposite such Holder’s name on Exhibit A hereto (together with any additional Titanium OP Units owned (record or beneficial) or acquired by any Holder after the date hereof, the “Subject OP Units” and, together with the Subject Shares, the “Subject Interests”); and

WHEREAS, as a condition to Parent’s willingness to enter into the Merger Agreement, and in consideration for Parent, Silver Merger Sub 1 and Silver Merger Sub 2 to enter into the Merger Agreement, Parent has required that the Holders agree, and the Holders have agreed, to enter into this Agreement, regarding their respective Subject Interests.

NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Section 1.      Voting Agreement.

1.1            Titanium Shareholders Meeting. Each Holder hereby irrevocably and unconditionally agrees that, from the date of this Agreement until the earlier of (i) the Closing and (ii) the date of the termination of this Agreement in accordance with Section 10 (the “Voting Period”) at any meeting of the Titanium Shareholders (“Titanium Shareholders Meeting”), however called, and at every adjournment or postponement thereof, or in any action by written consent of the shareholders of Titanium, each Holder shall, or shall cause the holder of record of such Holder’s Subject Interests on any applicable record date to, in each case to the fullest extent that the Subject Interests are entitled to vote thereon or consent thereto, appear (in person or by proxy) at such Titanium Shareholders Meeting (or any adjournment or postponement thereof), and cause all of the Subject Shares to be counted as present thereat for purposes of calculating a quorum and shall vote (or cause to be voted) all the Subject Shares:

(a)            in favor of or, if any action is to be taken by written consent in lieu of a Titanium Shareholders Meeting, deliver to Titanium a duly executed affirmative written consent in favor of (to the extent applicable), (i) the approval and adoption of the Merger Agreement and the Transactions (including the Merger), and (ii) any other proposal in respect of which the vote or written consent of Titanium’s stockholders is requested that could reasonably be expected to facilitate the Transactions (including the Merger) (including any proposal to adjourn, recess or postpone the Titanium Shareholders Meeting to solicit additional proxies in favor of the approval and adoption of the Merger Agreement and the Transactions if there are not sufficient votes to approve and adopt the Merger Agreement and the Transactions on the date on which such Titanium Shareholders Meeting is held); and

(b)            against, and not provide any written consent for, (i) the adoption or approval of any Acquisition Proposal and (ii) any other proposal in respect of which the vote or written consent or other approval of Titanium Shareholders is requested that could reasonably be expected to impede, materially interfere with, materially delay or prevent the consummation of the Transactions (including the Merger).

1.2            Consent of Partners of Titanium OP. Each Holder hereby irrevocably and unconditionally agrees that, during the Voting Period, at any meeting of the partners of Titanium OP, however called, and at every adjournment or postponement thereof, or in any action by written consent of the partners of Titanium OP, each Holder shall vote (or cause to be voted) all the Subject OP Units:

(a)            in favor of (i) the approval and adoption of the Merger Agreement and the Transactions (including the Partnership Merger, the LLC Conversion and the appointment of Surviving Titanium as Managing General Partner of Surviving Titanium following the Merger and any amendments to the Titanium OP Agreement that may be necessary to permit the consummation of the Merger or the LLC Conversion in accordance with the Merger Agreement (such actions, the “OP Modifications”)) and (ii) any other proposal or action in respect of which the vote or written consent of holders of Titanium OP’s Units (or any subset thereof) is requested that could reasonably be expected to facilitate the consummation of the Transactions (including the Partnership Merger, the LLC Conversion and the OP Modifications); and

(b)            against (i) any Acquisition Proposal and (ii) any other proposal or action in respect of which the vote, consent or other approval of the partners of Titanium OP is requested that could reasonably be expected to impede, materially interfere with, materially delay or prevent the consummation of the Transactions (including the Partnership Merger, the LLC Conversion and the OP Modifications).

1.3            Other Voting. Each Holder shall vote in its sole discretion on all issues other than those specified in Section 1.1 and Section 1.2.

1.4            No Limitations on Actions. Notwithstanding anything to the contrary herein, Parent expressly acknowledges that each Holder is entering into this Agreement solely in its capacity as the beneficial owner and/or record holder of their respective Subject Interests and this Agreement shall not limit or otherwise affect the actions or fiduciary duties of any Holder, or any affiliate, partner, trustee, beneficiary, settlor, employee or designee of any Holder or any of its affiliates (collectively, the “Holder Affiliates”) in its capacity, if applicable, as a member of the Titanium Board or any committee thereof, and Parent shall not, directly or indirectly, assert any claim that any action taken by any Holder or any of the Holder Affiliates solely in its capacity as a member of the Titanium Board or any committee thereof or as a managing or general partner of Titanium OP violates this Agreement. Each Holder and Parent hereby further acknowledge and agree that this Agreement shall not be deemed to create beneficial ownership (for any purpose, including as defined herein, and including as defined in the Titanium Charter) rights of any Holder over any Subject Interests beneficially owned by any other Holder, and each Holder is entering into this Agreement solely with respect its own Subject Interests.

Section 2.      Transfer of Interests.

2.1            Transfers. Each Holder covenants and agrees that, until the end of the Voting Period, each Holder will not (a) subject to Section 2.2, directly or indirectly sell, assign, transfer (including by merger or by operation of law), encumber, pledge, grant a participation in, participate in any tender or exchange offer, assign or otherwise dispose of, whether by liquidation, dissolution, dividend, distribution or otherwise (“Transfer”), any Subject Interests or the beneficial ownership thereof, (b) deposit any Subject Interests into a voting trust or enter into a voting agreement or arrangement with respect to any Subject Interests or the beneficial ownership thereof or grant or agree to grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer of any Subject Interests or the beneficial ownership thereof, except, in each case under clause (a), clause (b) and clause (c) of this sentence, to a Permitted Transferee; provided, that, notwithstanding the foregoing, in no event shall a Holder permit during the Voting Period any Transfer (as defined in the Titanium Charter) that would result in the conversion of any shares of Titanium Series B Preferred Stock into shares of Titanium Common Stock pursuant to Section 2(c)(ii)(f) of the Titanium Charter; provided, further, that, and notwithstanding anything herein to the contrary, nothing in this Agreement shall restrict or limit any Holder exercising any rights under the Second Amended and Restated Continuing Offer of Titanium, effective as of May 16, 2000. As used herein, a “Permitted Transferee” shall mean a Person that before such action proposed under Section 2.1(a), Section 2.1(b) or Section 2.1(c), is (i) a Holder, (ii) a member of such Holder’s Immediate Family, (iii) a Family Trust with respect to such Holder, (iv) an entity consisting of or owned entirely by one or more of the foregoing persons, or (v) otherwise an affiliate of the Holder who, in each case, upon such Transfer, becomes a party to this Agreement (if not already a party to this Agreement) and agrees in writing, in form and substance to the reasonable satisfaction of Parent, to be bound as a Holder under this Agreement. A Permitted Transferee shall also mean a Person (1) to whom Subject Interests are Transferred for estate planning purposes, (2) who is a charitable institution to which Subject Interests are Transferred for philanthropic purposes, (3) to whom Subject Interests are Transferred pursuant to any trust or will of a Holder, or by the laws of intestate succession, (4) to whom Subject Interests are Transferred pursuant to a qualified domestic relations order or as required by a divorce settlement, or (5) to whom Subject Interests are Transferred solely in connection with the payment of the exercise price and/or the satisfaction of any tax withholding obligations arising from the vesting of any restricted shares or other equity awards or the conversion of any convertible securities, in each case of Titanium or Titanium OP; provided that, upon such Transfer to a Permitted Transferee under clause (1) and clause (2) of this sentence, such Person shall become a party to this Agreement (if not already a party to this Agreement) and shall agree in writing, in form and substance to the reasonable satisfaction of Parent, to be bound as a Holder under this Agreement.

2.2            Permitted Transactions. Notwithstanding anything in this Agreement to the contrary, each Holder or Permitted Transferee may enter into any contract, option, swap or other agreement or arrangement, grant a participation in, and pledge and encumber the Subject Interests thereunder, in connection with any bona fide lending or hedging transaction or arrangement (a “Permitted Transaction”); provided, that such Holder retains the right to vote or consent to, or cause to be voted or consented to, all Subject Interests as provided in Section 1 during the term of such Permitted Transaction or the Pledgee in such Permitted Transaction assumes all obligations of such Holder or Permitted Transferee hereunder (it being understood and agreed that, notwithstanding anything herein to the contrary, nothing in this Agreement shall restrict any Pledgee from exercising any remedies (including a foreclosure) with respect to such Permitted Transaction, but only for so long as such Pledge assumes all obligations of such Holder or Permitted Transferee hereunder in connection therewith).

Section 3.      Representations and Warranties of the Holder. Each Holder hereby represents, jointly and severally, as follows:

3.1            Organization. Each Holder is either (a) a natural person or (b) a limited liability company, general or limited partnership or trust, duly formed, validly existing and in good standing under the laws of its jurisdiction of organization.

3.2            Subject Interests. Other than the Subject Interests, each Holder does not hold or control any other equity interests possessing voting rights in or with respect to Titanium or Titanium OP. Each Holder has, and will have during the Voting Period, either sole or shared voting power (including the sole right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to the Holder set forth in this Agreement, in each case, over all of the Subject Interests owned by the Holder. Except as otherwise permitted by this Agreement, each Holder holds all of its Subject Interests, free and clear of any and all claims, liens, encumbrances or restrictions on the right to vote such Subject Interests, except as may exist by reason of this Agreement or any applicable restrictions on transfer under the Securities Act or any state securities law.

3.3            Authority Relative to this Agreement. Each Holder has all requisite power and authority (in the case of each Holder that is not an individual) or capacity (in the case of each Holder that is an individual) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. With respect to each Holder that is not an individual, the execution and delivery of this Agreement by such Holder and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary and appropriate action on behalf of such Holder. This Agreement has been duly and validly executed and delivered by each Holder and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of each Holder, enforceable against each Holder in accordance with its terms, except to the extent that enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

3.4            No Conflict. None of the execution, delivery or performance of this Agreement by any Holder or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any applicable law or Order applicable to any Holder, except as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of any Holder to perform its obligations hereunder or to consummate the transactions contemplated hereby. None of the execution, delivery or performance of this Agreement by any Holder or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any provision of the charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents or instruments of any Holder. None of the execution, delivery or performance of this Agreement by any Holder or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), directly or indirectly, result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract or result in the creation of an encumbrance on any of the Subject Interests, except as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Holder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

Section 4.      Representations and Warranties of Parent. Parent hereby represents and warrants as follows:

4.1            Organization. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware.

4.2            Authority Relative to this Agreement. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary and appropriate corporate action by Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by each of the Holders, constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except to the extent that enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.3            No Conflict. None of the execution, delivery or performance of this Agreement by Parent or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any applicable law or Order, except as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby. None of the execution, delivery or performance of this Agreement by Parent will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any provision of the Silver Charter, the Silver By-laws or the organizational or governing documents of Silver Merger Sub 1, Silver Merger Sub 2 or any Parent Subsidiary. None of the execution, delivery or performance of this Agreement by Parent will (with or without notice or lapse of time, or both), directly or indirectly, result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract or result in the creation of an encumbrance on any of the Subject Interests, except as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby.

Section 5.      Termination and Release of Cash Tender Agreement and Continuing Offer. Each Holder hereby releases Titanium, effective as of the Partnership Effective Time, of all of its obligations under the Continuing Offer and the Cash Tender Agreement, and acknowledges that such Holder and its Affiliates shall, following the Partnership Merger Effective Time, have no further rights thereunder. Further, effective as of the Partnership Merger Effective Time, each Holder shall, shall cause its Affiliates to, and shall cooperate with Titanium and Titanium OP in order to, cause the Cash Tender Agreement to be terminated without any further obligation of Titanium or Titanium OP or any consideration payable to the Holders or their Affiliates in connection with such termination.

Section 6.      Sunvalley Management Agreements.

6.1            Subject to the occurrence of and effective as of immediately prior to the Effective Time, each Holder agrees that it shall take all legally permissible actions to cause Taubman Sunvalley Associates Limited Partnership (“TSLAP”) and A.T. Sunvalley Associates Limited Partnership (“ATSALP”), as the Non-Managing Partners of Sunvalley Associates (“SA”), under the Amended and Restated Partnership Agreement of SA, dated as of May 14, 2002, as amended (the “SA JV Agreement”), the sole Member of Sunvalley Shopping Center LLC (“SSC”), to (a) consent to SSC’s execution and delivery of the proposed amendment, attached as Annex V to Schedule 6.14(a) of the Merger Agreement, to that certain Management Agreement by and between SSC and The Taubman Company LLC (“TTC”), dated as of March 8, 1990, as amended, (b) to cause TSLAP and ATSALP to execute and deliver the proposed amendment, attached as Annex IV to Schedule 6.14(a) of the Merger Agreement, to the SA JV Agreement, and (c) to cause TSLAP and ATSALP to execute and deliver the proposed waiver, attached as Annex II to Schedule 6.14(a) of the Merger Agreement, to the SA JV Agreement.

6.2            Subject to the occurrence of and effective as of immediately prior to the Effective Time, each Holder agrees that it shall take all legally permissible actions to cause Taubman-SV LLC (“TSV”), as the Non-Managing Member of Taubman Land Associates LLC (“TLA”), under the Operating Agreement of TLA, dated as of October 20, 2006, as amended (the “TLA JV Agreement”) to (a) consent to TLA’s execution and delivery of the proposed amendment, attached as Annex VI to Schedule 6.14(a) of the Merger Agreement, to that certain Management Agreement by and between TLA and TTC, dated as of October 31, 2006, as amended, (b) to cause TSV to execute and deliver the proposed amendment, attached as Annex III to Schedule 6.14(a) of the Merger Agreement, to the TLA JV Agreement, (c) to cause TSV to execute and deliver the proposed waiver, attached as Annex I to Schedule 6.14(a) of the Merger Agreement, to the TLA JV Agreement.

Section 7.      Joint Venture Operating Agreement. Each Holder that retains an interest in Titanium OP after giving effect to the Partnership Merger agrees to deliver to Silver in connection with the Closing a valid, executed signature page to the Reorganized Titanium Operating Company Operating Agreement.

Section 8.      Schedule 13E-3. Each Holder shall furnish all information concerning such Holder and its Affiliates (other than Titanium and its Subsidiaries) to Silver and Titanium, and provide such other assistance, as may be reasonably requested by Silver or Titanium to be included in the transaction statement on Schedule 13E-3 under the Exchange Act relating to the Transactions, if any (“Schedule 13E-3”) and shall otherwise assist and cooperate with Silver and Titanium in the preparation of the Schedule 13E-3 and the resolution of any comments to the Schedule 13E-3 received from the SEC. Each Holder shall promptly correct any information provided by it for use in the Schedule 13E-3 if and to the extent such information shall have become false or misleading in any material respect. Titanium or Silver shall notify each Holder promptly upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Schedule 13E-3, to the extent related to such Holder and shall supply such Holder with copies of all written correspondence between Titanium and Silver or any of their Representatives, on the one hand, and the SEC, on the other hand, to the extent related to such Holder, with respect to the Schedule 13E-3. Each Holder shall use their reasonable best efforts to respond as promptly as reasonably practicable to any comments to the extent related to such Holder received from the SEC concerning the Schedule 13E-3 and to resolve such comments with the SEC.

Section 9.      Additional Agreements.

9.1            Additional Interests. In the event of a share dividend or distribution, or any change in the shares of Titanium Common Stock, Titanium Series B Preferred Stock or in the Titanium OP Units by reason of any share and/or unit dividend, distribution, subdivision, recapitalization, reclassification, consolidation, conversion or the like, including the exchange of any securities convertible into or exercisable for any shares of Titanium Common Stock, Titanium Series B Preferred Stock or in Titanium OP Units, or any other acquisition of (or acquisition of control of) shares of Titanium Common Stock, Titanium Series B Preferred Stock or Titanium OP Units after the date hereof, the term “Subject Interests” shall be deemed to refer to and include such shares and/or units as well as all such share and/or unit dividends and distributions and any securities into which or for which any or all of the Subject Interests may be changed or exchanged or which are received in such transaction.

9.2            Documentation and Information. Each Holder consents to and hereby authorizes Parent and Titanium to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Entity in connection with the Transactions, and any press release or other disclosure document that Parent or Titanium reasonably determines to be necessary in connection with the Merger and any other Transactions contemplated by the Merger Agreement, each Holder’s identity and ownership of the Subject Interests, the existence of this Agreement and the nature of each Holder’s commitments and obligations under this Agreement, and each Holder acknowledges that Parent and Titanium may file this Agreement or a form hereof with the SEC or with any other Governmental Entity. Each Holder agrees to promptly give Parent and Titanium any information it may reasonably require for the preparation of any such disclosure documents, and each Holder agrees to promptly notify Parent and Titanium of any required corrections with respect to any written information supplied by such Holder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 10.      Termination. This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate, without any notice or other action by any Person, upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, or (c) the Titanium Family Representative providing written notice to Parent that it is terminating this Agreement on behalf of the Holders at any time following (i) a Titanium Board Recommendation Change, or (ii) the occurrence of (or the making or granting of) any amendment, waiver, modification or other change to any provision of the Merger Agreement (including any exhibits, annexes or schedules thereto) that (A) decreases the amount or changes the form of the Merger Consideration or (B) is otherwise adverse in any material respect to the Holders or to the Titanium Shareholders; provided that (x) if the Merger is consummated, Section 5 and Section 6 shall survive any termination or expiration of this Agreement and (y) any such termination shall not relieve any party from liability for any willful and material breach of its obligations hereunder prior to such termination.

Section 11.      Miscellaneous.

11.1            Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Transactions are consummated.

11.2            Entire Agreement; No Third Party Beneficiaries.

(a)            This Agreement, together with the Merger Agreement, and any exhibits, annexes or schedules hereto or thereto, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; provided that, if there is any conflict between this Agreement and the Merger Agreement, this Agreement shall control.

(b)            This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and, except as set forth in the last sentence of Section 11.4(a), nothing in this Agreement, express or implied, is intended to confer on any Person any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11.3            Assignment. This Agreement shall not be assigned by any party by operation of law or otherwise without the prior written consent of the other party and the Titanium Special Committee, except as provided by Section 2 of this Agreement.

11.4            Amendment; No Waiver.

(a)            This Agreement may only be amended with the written consent of (i) Parent and (ii) the Titanium Family Representative (acting on behalf of each of the Holders). Notwithstanding anything to the contrary contained in this Agreement, (I) any amendment or modification of this Agreement, (II) any extension or waiver of any provision of this Agreement by any of the parties and (III) any consent or approval to be given or made by any of the parties under or relating to this Agreement (other than as expressly required or contemplated by this Agreement) shall, in each such case, require the prior written consent of Titanium (following approval by the Titanium Special Committee), and no party shall take any such action without obtaining such written consent of Titanium (following approval by the Titanium Special Committee); provided that this sentence shall not apply to or in any manner restrict any termination of this Agreement in accordance with Section 10. Each of Titanium and the Titanium Special Committee is an express third party beneficiary of Section 11.3, this Section 11.4, Section 11.8 and Section 11.9.

(b)            Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, (i) no claim or right arising out of this Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party, and (ii) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party and no notice from or demand by a party will be deemed to be a waiver of such party’s right to take further action without notice or demand as provided in this Agreement.

11.5            Titanium Family Representative.

(a)            Robert S. Taubman is hereby constituted and appointed as representative, agent and attorney-in-fact for and on behalf of each of the Holders and shall be the “Titanium Family Representative” for all purposes under the Merger Agreement, this Agreement and such ancillary or related agreements or undertakings made on behalf of the Titanium Family as the Titanium Family Representative determines are necessary or advisable in connection with the transactions contemplated by the Merger Agreement (the “Ancillary Agreements”). Without limiting the generality of the foregoing, each Holder agrees that the Titanium Family Representative has full power and authority, on behalf of each Holder and his, her or its successors and assigns, to (i) interpret the terms and provisions of the Merger Agreement, this Agreement, the Ancillary Agreements and the documents to be executed and delivered by the Holders in connection herewith and therewith, (ii) execute and deliver and receive deliveries of the Ancillary Agreements and all other agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by the Merger Agreement and this Agreement, which Ancillary Agreements and other agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents shall be legally binding on the Holders, as applicable, (iii) terminate this Agreement on behalf of the Holders pursuant to and in accordance with Section 10 of this Agreement, (iv) act as the Titanium Family Representative for the purposes of Section 2.02(d), Section 8.06 or any other section of the Merger Agreement, (v) receive service of process on behalf of the Holders in connection with any claims under the Merger Agreement, the Ancillary Agreements or this Agreement, (vi) agree to, negotiate and enter into settlements and compromises of, and assume the defense of, claims, and comply with orders of courts with respect to such claims, and take all actions necessary or appropriate in the judgement of the Titanium Family Representative for the accomplishment of the foregoing, in connection with the Merger Agreement, the Ancillary Agreements and this Agreement and the transactions contemplated thereby and hereby, (vii) give and receive notices and communications, and (viii) take all actions necessary or appropriate in the judgment of the Titanium Family Representative on behalf of the Holders in connection with the Merger Agreement, the Ancillary Agreements or this Agreement and the transactions contemplated thereby and hereby. Notwithstanding the foregoing, in no event shall the Titanium Family Representative be deemed to have, or to have acquired, beneficial ownership (for any purpose, including as defined herein, and including as defined in the Titanium Charter) of any Subject Interests as a result of this Agreement, including this Section 11.5.

(b)            All decisions, actions and consents of the Titanium Family Representative will be binding upon each Holder. The Titanium Family Representative will not be liable for any act done or omitted under the Merger Agreement, the Ancillary Agreements or this Agreement as the Titanium Family Representative except in the case of bad faith. Parent agrees that the Titanium Family Representative, acting in such capacity, shall not be personally liable for of any obligations to be performed by the Holders and that neither Silver nor its Affiliates shall have any right or claim against the Titanium Family Representative, personally, or to the assets of the Titanium Family Representative, for any act or omission of the Titanium Family Representative acting in that capacity or as a result of any act or omission by the Holders. In performing any of its duties under the Merger Agreement, the Ancillary Agreements, this Agreement or any agreements or documents executed and delivered in connection herewith or therewith, the Titanium Family Representative will not be liable to the Holders for any losses that any Person may incur as a result of any act, or failure to act, by the Titanium Family Representative under the Merger Agreement, the Ancillary Agreements, this Agreement or any agreements or documents executed and delivered in connection herewith or therewith, and the Titanium Family Representative will be indemnified and held harmless by the Holders for all losses, except to the extent that the actions or omissions of the Titanium Family Representative were taken or omitted in bad faith. The limitation of liability provisions of this Section 11.5(b) will survive the termination of the Merger Agreement, the Ancillary Agreements and of this Agreement.

(c)            The Silver Parties shall be entitled to deal solely with the Titanium Family Representative on all matters relating to the Holders with respect to the Merger Agreement, the Ancillary Agreements and this Agreement and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Holder by the Titanium Family Representative, and on any other action taken or purported to be taken under this Agreement, the Ancillary Agreements or the Merger Agreement on behalf of any Holder by the Titanium Family Representative, as being fully binding upon such Person. Notices or communications given or made under this Agreement, the Ancillary Agreements or the Merger Agreement (except with respect to the Letters of Transmittal, Certificates and any notices or communications required to be given or made to the holders of Subject Interests under Applicable Law) to or from the Titanium Family Representative shall constitute notice to or from each of the Holder. Any decision or action by the Titanium Family Representative hereunder or under the Merger Agreement or the Ancillary Agreements on behalf of the Holders shall constitute a decision or action of all Holders and shall be final, binding and conclusive upon each such Person. No Holder shall have the right to object to, dissent from, protest or otherwise contest the same.

11.6            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party or such party waives its rights under this Section 11.6 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

11.7            Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery, if delivered personally, or, if by e-mail, upon written confirmation of receipt, (b) on the first (1st) Business Day following the date of delivery if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing, if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent:

Simon Property Group, Inc.
225 West Washington Street

Indianapolis, Indiana 46204

Phone: 317-636-1600

Attn:	Steven E. Fivel
E-mail:	sfivel@simon.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, IL 60611
Phone: 312-876-7700

Attn:	Mark D. Gerstein
Julian T. Kleindorfer
E-mail:	mark.gerstein@lw.com
julian.kleindorfer@lw.com

and to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Phone: 212-373-3000

Attn:	Robert B. Schumer
Michael Vogel
E-mail:	rschumer@paulweiss.com
mvogel@paulweiss.com

if to any of the Holders:

c/o Titanium Family Representative

Taubman Ventures Management

200 East Long Lake Road, Suite 180

Bloomfield Hills, MI 48304

Phone: 248-258-7303

Attn:	Robert S. Taubman
E-mail:	rtaubman@taubmgmt.com

with a copy (which shall not constitute notice) to:

Honigman LLP

39400 Woodward Avenue

Suite 101

Bloomfield Hills, MI 48304

Phone: 248-566-8300

Attn:	Joseph Aviv
Michael S. Ben
E-mail:	javiv@honigman.com
mben@honigman.com

11.8            Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)            This Agreement and all claims, actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, any of the Transactions, or the actions of the parties in the negotiation, administration, performance and enforcement hereof and thereof, shall be governed by, and construed in accordance with, the laws of the State of Michigan (without giving effect to choice of law principles thereof).

(b)            Each of the parties (i) irrevocably consents to submit itself to the exclusive jurisdiction of the state and federal courts in the State of Michigan (such courts, collectively, the “Michigan Courts”) in the event any dispute, claim or cause of action arises out of or relates to this Agreement or the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Michigan Court, and (iii) agrees that it will not bring any claim or action arising out of or relating to this Agreement or the Transactions in any court other than a Michigan Court. Each of the parties hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 11.7. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by applicable law.

(c)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, INCLUDING ANY CONTROVERSY INVOLVING ANY REPRESENTATIVE OF PARENT OR ANY HOLDER UNDER THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.8(c).

11.9            Specific Enforcement. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement. It is agreed that the parties are entitled to enforce specifically the performance of terms and provisions of this Agreement, without proof of actual damages (and each such party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

11.10            Interpretation. When a reference is made in this Agreement to a Section or an Exhibit, such reference shall be to a Section or an Exhibit of or to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require. Any agreement, instrument or applicable law defined or referred to herein means such agreement, instrument or applicable law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America.

11.11            Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

11.12            Certain Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 11.12.

(a)            “beneficial ownership” means, with respect to any securities, the ownership of such security by any “beneficial owner” as such term is defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The terms “beneficial owner,” “beneficially own,” “beneficially owned” and similar terms shall have a correlative meaning.

(b)            “Immediate Family” means, with respect to a Person, (i) such Person’s spouse (former or then- current), (ii) such Person’s parents and grandparents, and (iii) ascendants and descendants (natural or adoptive, of the whole or half blood) of such Person’s parents or of the parents of such Person’s spouse (former or then-current).

(c)            “Family Trust” means, with respect to an individual, a trust for the benefit of such individual or for the benefit of any member or members of such individual’s Immediate Family or for the benefit of such individual and any member or members of such individual’s Immediate Family (for the purpose of determining whether or not a trust is a Family Trust, the fact that one (1) or more of the beneficiaries (but not the sole beneficiary) of the trust includes a Person or Persons, other than a member of such individual’s Immediate Family, entitled to a distribution after the death of the settlor if he, she, it, or they shall have survived the settlor of such trust, which distribution may be made of something other than Subject Interests and/or includes an organization or organizations exempt from federal income taxes pursuant to the provisions of Section 501(a) of the Code and described in Section 501(c)(3) of the Code, shall be disregarded); provided, however, that in respect of transfers by way of testamentary or inter vivos trust, the trustee or trustees shall be solely such individual, a member or members of such individual’s Immediate Family, a responsible financial institution, an attorney that is a member of the Bar of any State in the United States, and/or an individual or individuals approved by the Parent.

(d)            “Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

(e)            “Pledgee” means any lender who has made a loan to a Holder or any Permitted Transferee or any affiliate thereof and to whom either a Holder, any Permitted Transferee or affiliate thereof has pledged their direct or indirect interests in any Subject Interests as security for such loan.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

SIMON PROPERTY GROUP, INC. a Delaware company

By:	/s/ David Simon
Name:	David Simon
Title:	Chairman of the Board, Chief Executive Officer and President

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

R & W-TRG LLC, a Michigan
limited liability company

By:	/s/ Robert S. Taubman
Robert S. Taubman, Manager

/s/ William S. Taubman
William S. Taubman, Manager

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

/s/ Robert S. Taubman
Robert S. Taubman, as Trustee of the Robert S. Taubman Revocable Trust under Agreement dated August 9, 1982, as amended

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

/s/ William S. Taubman
William S. Taubman, as Trustee of the William S. Taubman Revocable Trust under Agreement dated June 10, 1993, as amended

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

/s/ Robert S. Taubman
Robert S. Taubman, as Trustee of the Family Trust created under the Julia Reyes Taubman Trust Agreement dated 10/7/2015

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

TAUBMAN VENTURES GROUP LLC, a Michigan limited liability company

By: All of the Voting Common Members:

ESTATE OF A. Alfred Taubman

By:	/s/ Gayle Taubman Kalisman
Gayle Taubman Kalisman, Personal Representative

/s/ Robert S. Taubman
Robert S. Taubman, Personal Representative

/s/ William S. Taubman
William S. Taubman, Personal Representative

RST SUB-TRAP, LLC, a Delaware
limited liability company

By:	/s/ Robert S. Taubman
Robert S. Taubman, Managing Member

WST SUB-TRAP, LLC, a Delaware
limited liability company

By:	/s/ William S. Taubman
William S. Taubman, Managing Member

GTK SUB-TRAP, LLC, a Delaware
limited liability company

By:	/s/ Gayle Taubman Kalisman
Gayle Taubman Kalisman, Managing
Member

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

A. Alfred Taubman Restated Revocable Trust, as amended and restated in its entirety by Instrument dated December 2, 2014

By:	/s/ Gayle Taubman Kalisman
Gayle Taubman Kalisman, Trustee

/s/ Robert S. Taubman
Robert S. Taubman, Trustee

/s/ William S. Taubman
William S. Taubman, Trustee

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

RSTCO, LLC, a Delaware
limited liability company

By:	/s/ Robert S. Taubman
Robert S. Taubman, Manager

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

WSTCO, LLC, a Delaware
limited liability company

By:	/s/ William S. Taubman
William S. Taubman, Manager

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

/s/ Gayle Taubman Kalisman
Gayle Taubman Kalisman, as Trustee of the Gayle Taubman Kalisman Revocable Trust under Agreement dated March 22, 1981, as amended

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

TG PARTNERS, LLC, a Delaware
limited liability company

By:	TG Michigan, Inc., a Michigan corporation

Its:	Managing Member

	By:	/s/ Robert S. Taubman
Robert S. Taubman, President

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

TF ASSOCIATES, LLC, a Michigan
limited liability company

By: Its Members:

/s/ Gayle Taubman Kalisman
Gayle Taubman Kalisman, as Trustee of the GTK 2017 Philip Taubman Kalisman Grantor Retained Annuity Trust under Agreement dated November 6, 2017 and the GTK 2017 Jason Taubman Kalisman Grantor Retained Annuity Trust under Agreement dated November 6, 2017

/s/ Robert S. Taubman
Robert S. Taubman, as Trustee of the RST 2017 Alexander Taubman Grantor Retained Annuity Trust under Agreement dated November 6, 2017, the RST 2017 Ghislaine Taubman Grantor Retained Annuity Trust under Agreement dated November 6, 2017, the RST 2017 Sebastian Taubman Grantor Retained Annuity Trust under Agreement dated November 6, 2017, and the RST 2017 Theodore Taubman Grantor Retained Annuity Trust under Agreement dated November 6, 2017

/s/ William S. Taubman
William S. Taubman, as Trustee of the WST 2017 Oliver Taubman Grantor Retained Annuity Trust under Agreement dated November 6, 2017, and the WST 2017 Abigail Taubman Grantor Retained Annuity Trust under Agreement dated November 6, 2017

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